UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2019

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On February 11, 2019, the Board of Directors (the “Board”) of Abeona Therapeutics Inc. (the “Company”) appointed João Siffert, M.D., its Interim Chief Executive Officer, Head of Research and Development and Chief Medical Officer, as Chief Executive Officer and Director of the Company effective February 11, 2019 (the “Effective Date”). The Company’s previous Chief Executive Officer’s employment had been terminated by the Company effective November 26, 2018, as reported by the Company in its Current Report on Form 8-K filed with the SEC on November 30, 2018. As of the date of this filing, it is not yet known to which committee(s), if any, of the Board Dr. Siffert will be appointed.

Dr. Siffert, age 55, previously served as the Company’s Interim Chief Executive Officer since November 26, 2018. Dr. Siffert had also served as the Company’s Head of Research and Development and Chief Medical Officer since October 2018. He served as Chief Medical Officer for Ceregene from 2007 to 2011, where he was responsible for clinical development of adeno-associated viral (AAV2)-based gene therapies for Parkinson’s and Alzheimer’s diseases. Dr. Siffert also led the R&D and medical organizations at Avanir Pharmaceuticals from 2011-2016 and Avera Pharmaceuticals from 2005-2007, before most recently guiding translational research, clinical development, regulatory, and medical affairs, and health economics as Chief Scientific and Medical Officer for Nestle Health Science from 2016 until his appoint as Abeona’s Head of Research and Development and Chief Medical Officer in 2018. In 2017, Dr. Siffert was appointed to the board of directors of gene therapy developer AveXis Inc., which was subsequently acquired by Novartis. Dr. Siffert earned his M.D. from the University of São Paulo, Brazil, and holds an M.B.A. from Columbia University. He completed medical residencies in pediatrics at New York University (NYU) School of Medicine and in neurology at Harvard Medical School, followed by a fellowship in neuro-oncology at NYU. The American Board of Neurology and Psychiatry certified Dr. Siffert in 1996.

In his new role as Chief Executive Officer, Dr. Siffert will continue to receive an annual base salary of $550,000 and will be eligible for an annual discretionary bonus with a target of 50% of his annual base salary. In addition to the stock options to purchase 240,000 shares of the Company’s common stock that Dr. Siffert received pursuant to his prior appointment as Head of Research and Development and Chief Medical Officer, Dr. Siffert will be granted stock options to purchase 110,000 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on the one-year anniversary of the Effective Date and the remaining 75% vesting in 36 equal monthly installments thereafter. Dr. Siffert will be eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion. Dr. Siffert will not receive any additional compensation for his role as a Director of the Company.

Dr. Siffert and the Company may each terminate Dr. Siffert’s employment for any reason upon written notice to the other party. If Dr. Siffert’s employment is terminated by the Company other than for Cause, or by Dr. Siffert for Good Reason (as each term is defined in his offer letter, dated February 11, 2019 (the “Offer Letter”), which is filed as Exhibit 10.1 hereto), Dr. Siffert will be entitled to (i) a payment equal to the sum of his base salary plus his target annual bonus opportunity; (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the 12-month period following his termination date; (iii) a pro-rata annual bonus that would otherwise have been awarded to him, based upon the achievement of applicable performance goals for the year in which the termination occurs; and (iv) accelerated vesting of his unvested options to purchase common stock as if he had continued his employment with the Company for 12 months following the termination date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. Siffert’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates. The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter filed as Exhibit 10.1 herewith.

Dr. Siffert’s appointment as Director of the Company is subject to stockholder approval at the Company’s next annual meeting of stockholders.

(e)          The information in response to this Item 5.02(e) is incorporated by reference from the third and fourth paragraphs in Item 5.02(c) above.

Item 7.01	Regulation FD Disclosure.

On February 11, 2019, the Company issued a press release announcing the appointment of Dr. Siffert to serve as the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit related hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated February 11, 2019, by and between Abeona Therapeutics Inc. and João Siffert, M.D.
99.1	Press Release dated February 11, 2019, entitled “Abeona Therapeutics Appoints João Siffert, M.D. Chief Executive Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Neena M. Patil
	Name:	Neena M. Patil
	Title:	General Counsel and Secretary

Date: February 13, 2019